SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                    ----------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 11, 2002



                                COMPRESSCO, INC.
             (Exact Name of Registrant as Specified in its Charter)



      Delaware                     33-61888-FW                        72-1235449
(State or Other Jurisdiction       (Commission                  (I.R.S. Employer
 of Incorporation)                  File Number)             Identification No.)


       1313 SE 25th Street
     Oklahoma City, Oklahoma 73129                                    70130
(Address of Principal Executive Offices)                            (Zip Code)

       Registrant's telephone number, including area code: (405) 677-0221




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Item 4.  Changes in Registrant's Certifying Accountant

     On June 11, 2002, the Board of Directors of Compressco, Inc. (the "Company"), upon recommendation of its Audit Committee, decided to engage the services of Ernst & Young LLP to serve as its independent public accountants for the fiscal year 2002. The Company's management then notified Arthur Andersen LLP that the firm would no longer be engaged as its principal independent public accountants.

     During the two most recent fiscal years of the Company ended December 31, 2001, and the subsequent interim period through June 11, 2002, there were no disagreements between the Company and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen LLP's satisfaction, would have caused Arthur Andersen LLP to make reference to the subject matter of the disagreement in connection with its reports.

     None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the two most recent fiscal years of the Company ended December 31, 2001 or within the interim period through June 11, 2002.

     The audit reports of Arthur Andersen LLP on the financial statements of the Company as of and for the fiscal years ended December 31, 2000 and 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     The Company provided Arthur Andersen LLP with a copy of the foregoing disclosures. Attached as Exhibit 16.01 is a copy of Arthur Andersen LLP's letter dated June 11, 2002, stating its agreement with such statements.

     During the two most recent fiscal years of the Company ended December 31, 2001, and the subsequent interim period through June 11, 2002, the Company did not consult with Ernst & Young LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     Exhibit Number                                 Description
     --------------                                 -----------
         16.1 Letter of Arthur Andersen LLP regarding change in certifying accountant.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

                                            COMPRESSCO, INC.



Date: June 12, 2002                 By:  /s/ Brooks Mins Talton
                                         ----------------------
                                         Brooks Mins Talton
                                         President and Chief Executive Officer